Exhibit 21.1 - List of Subsidiaries

Name                                                   Percentage Owned
----                                                   ----------------

Heng Xing Technology Group
Development Limited (a BVI corporation)                100% directly

Shenzhen Hengtaifeng Technology
Co., Ltd. (a PRC corporation)                          100% indirectly
                                                       through direct 100%
                                                       ownership by Heng
                                                       Xing Technology
                                                       Group Development
                                                       Limited